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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 28, 1996

                               ANDOVER TOGS, INC.
           ----------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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            DELAWARE                          0-14674                         13-5677957
- -----------------------------     -----------------------------     -----------------------------
(STATE OR OTHER JURISDICTION OF      (COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                                           IDENTIFICATION NO.)
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     ONE PENN PLAZA, NEW YORK, NEW YORK                      10119
- ---------------------------------------------          -----------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:     (212) 244-0700
                                                     -------------------------





                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

On May 28, 1996, the Registrant and its pre-existing bank lenders, Fleet Bank, N.A. and Chemical Bank, entered into a Post-Petition Revolving Credit and Security Agreement for Debtor-in-Possession financing through December 31, 1996. The terms of this agreement were approved by the United States Bankruptcy Court for the Southern District of New York under Case Nos. 96-B41437 through B41440(TLB) in an Order dated May 21, 1996.

The facility provides the Registrant with an aggregate of up to $12.5 million, consisting of up to $11.0 million of revolving credit (with a $3.0 million sublimit for documentary letters of credit) and an additional amount up to $1.5 million in the event "cash equivalent" collateral is pledged by a third party funder. Advances under the facility are based upon a borrowing base formula. The facility is secured by substantially all of the assets of the Registrant and its subsidiaries.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.

10 Post-Petition Revolving Credit and Security Agreement among Chemical Bank and Fleet Bank, N.A. as lenders, Fleet Bank, N.A. as agent and the Registrant dated May 28, 1996.

99 Second Financing Order Approving Debtor-in-Possession Financing Facility approved by the United States Bankruptcy Court for the Southern District of New York under Case Nos. 96-B41437 through B41440(TLB) dated May 21, 1996.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 11, 1996

                                              ANDOVER TOGS, INC.


                                              /s/ WILLIAM L. COHEN
                                              ----------------------------------
                                              William L. Cohen
                                              Chairman of the Board, President
                                              and Chief Executive Officer






                       STATEMENT OF DIFFERENCES
The section symbol shall be expressed as ........................SS



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